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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

WSC Corp. (Delaware)

Viskase Films, Inc. (Delaware)

Viskase Canada Inc. (Ontario, Canada)

Viskase Brasil Embalagens Ltda. (Brazil)

Viskase Europe Limited (United Kingdom)

         Viskase S.A.S. (France)

                  Viskase GMBH (Germany)

                  Viskase SpA (Italy)

                  Viskase Polska SP.ZO.O (Poland)

         Viskase (Holdings) Limited (United Kingdom)

                  Viskase International Limited (United Kingdom)

                  Viskase Limited (United Kingdom)

                             Viskase UK Limited (United Kingdom)